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                                                                    Exhibit 99.1

[apw LOGO]
FOR IMMEDIATE RELEASE
Contact:  APW Ltd.
          Mike Gasick
          262-523-7631


                     APW Ltd. to Transfer Stock Listing from
               New York Stock Exchange to the OTC Bulletin Board -
          Action Will Have No Effect On Operations or Customer Service

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     St. Michael, Barbados, April 2, 2002 - APW Ltd. (NYSE: APW), a leading
Technically Enabled Manufacturing Services "TEMS" Company, announced today that it has received notification from the New York Stock Exchange ("NYSE") that the Company's shares of common stock will be suspended and that the issue will be removed from the NYSE's trading list. On January 15, 2002, APW communicated that it was considering a possible recapitalization of the Company. Since that time, APW's stock has traded at historically low levels in anticipation of a recapitalization. This trading level conflicts with certain NYSE listing standards, leading to the suspension and removal of APW's listing on the NYSE. The Company expects that APW's shares will commence trading on the OTC Bulletin Board ("OTC") while the Company continues to execute the recapitalization of its balance sheet.

     The anticipated change from the NYSE to the OTC will not affect the Company's operations, customers or suppliers. APW recently announced that it expects to release details of the contemplated recapitalization plan during the month of April. APW views the actions being taken by the NYSE as an understandable and direct consequence of the recapitalization process that is underway.

     "While we are disappointed that we need to make this change in our listing, we want to assure our customers, suppliers and employees that this change does not impact our ability to provide the high level of customer service that our customers are accustomed to from APW. We remain committed to completing our recapitalization efforts," said CEO Richard G. Sim. "The Company is working with sponsors to ensure that our shares will trade on the OTC. As with all public companies, we will continue to communicate to the public markets with press releases and required Securities and Exchange Commission filings."

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     The Company expects that the shares will commence trading on the OTC and will provide additional information to investors in due course. The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC provides access to over 3,600 securities and includes more than 330 participating market makers. Quotations and trading information can still be accessed via websites such as Yahoo and other quotation services or through a securities broker. Information regarding the OTC can be found at www.otcbb.com.

About APW Ltd.

     APW Ltd. is a Technically Enabled Manufacturing Services "TEMS" Company that designs and manufactures large, complex infrastructure products for OEMs in the communications, large enterprise hardware and Internet markets.

     APW Ltd. has particular skills in the areas of designing and manufacturing enclosures, thermal management, power supplies and backplanes; as well as core competencies in product and system design, integration and supply chain management. APW Ltd. operates in over 30 locations throughout North America, South America, Europe and Asia.

     The Company's Form 10-Q with complete financial statements for the quarter ended February 28, 2002 will be filed on April 15, 2002.

     For further information contact:

     APW Ltd.
     Mike Gasick, Treasurer
     262-523-7631
     www.apw.com

Safe Harbor Statement. Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. APW's results are also subject to general economic conditions, market conditions in the computer, semiconductor, telecommunications, and electronic industries in North America, South America, Europe and Asia, the impact of events occurring September 11, 2001, continued market acceptance of APW's existing products and new product introductions, competitive product and pricing pressures, foreign currency risk, interest rate risk, APW's ability to access capital markets and APW's ability to continue to meet required debt covenants. See our Form 10-K and Form S-3 for further information on risk factors.